Exhibit 99.1

Worldwide Press Office:

Email: media.relations@united.com

United Airlines Reports July 2010 Operational Performance

CHICAGO, August 9, 2010 – United Airlines today reported its preliminary consolidated traffic results for July 2010. Total consolidated revenue passenger miles (RPMs) increased in July by 2.1% on an increase of 1.8% in available seat miles (ASMs) compared with the same period in 2009. This resulted in a reported July consolidated passenger load factor of 87.2%, an increase of 0.3 points compared to 2009.

United reported a U.S. Department of Transportation on-time arrival rate of 82.9% in July.

For July 2010, consolidated passenger revenue per available seat mile (PRASM) is estimated to have increased 22.0% to 23.0% year-over-year. Consolidated PRASM is estimated to have increased 3.9% to 4.9% for July 2010 compared to July 2008, 2.0 percentage points of which is due to fees and other ancillary revenue. A table reviewing United’s 2009 monthly PRASM performance compared to 2008 and relative to the combined Air Transport Association (ATA) carriers is included at the end of this release.

Average July 2010 mainline fuel price, including gains or losses on settled fuel hedges and excluding non-cash, mark-to-market fuel hedge gains and losses, is estimated to be $2.31 per gallon. Including non-cash, mark-to-market fuel hedge gains and losses, the estimated fuel price is $2.33 per gallon for the month.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,400* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,172 destinations in 181 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com. Follow United on Twitter @UnitedAirlines, and become a fan on Facebook by visiting facebook.com/unitedairlines.

*	Based on United’s forward-looking flight schedule for July 2010 to June 2011.

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REVENUE PASSENGER MILES (‘000)**
	July 2010	July 2009	Change
North America	5,461,151	5,699,161	-4.2%

Pacific	2,110,120	2,015,337	4.7%
Atlantic	1,950,231	1,829,100	6.6%
Latin America	308,472	271,767	13.5%

Total International	4,368,823	4,116,204	6.1%

Total Mainline	9,829,974	9,815,365	0.1%

Regional Affiliates	1,559,412	1,336,551	16.7%

Total Consolidated	11,389,386	11,151,916	2.1%

AVAILABLE SEAT MILES (‘000)**

North America	6,151,654	6,412,168	-4.1%

Pacific	2,428,822	2,406,580	0.9%
Atlantic	2,224,255	2,064,252	7.8%
Latin America	370,079	315,199	17.4%

Total International	5,023,156	4,786,031	5.0%

Total Mainline	11,174,810	11,198,199	-0.2%

Regional Affiliates	1,888,945	1,638,755	15.3%

Total Consolidated	13,063,755	12,836,954	1.8%

LOAD FACTOR**

North America	88.8%	88.9%	-0.1 pts

Pacific	86.9%	83.7%	3.2 pts
Atlantic	87.7%	88.6%	-0.9 pts
Latin America	83.4%	86.2%	-2.8 pts

Total International	87.0%	86.0%	1.0 pts

Total Mainline	88.0%	87.7%	0.3 pts

Regional Affiliates	82.6%	81.6%	1.0 pts

Total Consolidated	87.2%	86.9%	0.3 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	5,065	5,424	-6.6%
Regional Affiliates	2,657	2,402	10.6%

Total Consolidated	7,722	7,826	-1.3%

CARGO TON MILES (‘000)**

Freight	141,601	116,908	21.1%
Mail	13,646	15,120	-9.7%

Total Mainline	155,247	132,028	17.6%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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REVENUE PASSENGER MILES (‘000)**
	YTD July 2010	YTD July 2009	Change
North America	33,375,812	34,347,589	-2.8%

Pacific	13,150,073	12,276,424	7.1%
Atlantic	10,625,294	10,187,863	4.3%
Latin America	1,963,260	1,902,442	3.2%

Total International	25,738,627	24,366,729	5.6%

Total Mainline	59,114,439	58,714,318	0.7%

Regional Affiliates	9,400,970	7,746,586	21.4%

Total Consolidated	68,515,409	66,460,904	3.1%

AVAILABLE SEAT MILES (‘000)**

North America	39,311,821	41,041,222	-4.2%

Pacific	15,616,250	16,238,768	-3.8%
Atlantic	12,994,688	12,952,209	0.3%
Latin America	2,454,684	2,518,934	-2.6%

Total International	31,065,622	31,709,911	-2.0%

Total Mainline	70,377,443	72,751,133	-3.3%

Regional Affiliates	11,999,179	10,138,063	18.4%

Total Consolidated	82,376,622	82,889,196	-0.6%

LOAD FACTOR**

North America	84.9%	83.7%	1.2 pts

Pacific	84.2%	75.6%	8.6 pts
Atlantic	81.8%	78.7%	3.1 pts
Latin America	80.0%	75.5%	4.5 pts

Total International	82.9%	76.8%	6.1 pts

Total Mainline	84.0%	80.7%	3.3 pts

Regional Affiliates	78.3%	76.4%	1.9 pts

Total Consolidated	83.2%	80.2%	3.0 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	31,471	33,178	-5.1%
Regional Affiliates	16,393	14,380	14.0%

Total Consolidated	47,864	47,558	0.6%

CARGO TON MILES (‘000)**

Freight	1,019,613	735,586	38.6%
Mail	105,644	116,191	-9.1%

Total Mainline	1,125,257	851,777	32.1%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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United’s Consolidated Year-Over-Year PRASM

	2009 vs. 2008	Higher / Lower than Industry (ATA) including fees
January 2009	-6.7%	-4.0 points
February 2009	-11.2%	-3.4 points
March 2009	-15.0%	-1.2 points

First Quarter 2009	-11.1%	-2.7 points

April 2009	-14.2%	-5.1 points
May 2009	-17.6%	-1.2 points
June 2009	-19.5%	-1.2 points

Second Quarter 2009	-17.2%	-2.3 points

July 2009	-14.9%	-0.8 points
August 2009	-15.1%	-0.7 points
September 2009	-14.2%	+0.6 points

Third Quarter 2009	-14.7%	-0.3 points

October 2009	-11.3%	-1.4 points
November 2009	-4.4%	-1.5 points
December 2009	1.5%	+1.8 points

Fourth Quarter 2009	-5.2%	-0.6 points

GAAP To Non-GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Since the Company did not apply cash flow hedge accounting prior to April 1, 2010, the Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting. The non-cash mark-to-market gain/loss adjustment includes the reversal of prior period non-cash mark-to-market gain/loss related to July hedge settlements.

July 2010
Mainline fuel price per gallon excluding non-cash, net mark-to-market gains and losses	$2.31
Add: Non-cash, net mark-to-market (gains) and losses per gallon	0.02

Mainline fuel price per gallon	$2.33

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing

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benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; our ability to complete the planned merger with Continental Airlines, Inc.; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

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